Exhibit g.2.e

EXECUTION

FORM OF AMENDMENT

TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment (“Amendment”) dated March 8, 2019 is by and between Virtus Alternative Solutions Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Asset Trust, Virtus Retirement Trust, Virtus Variable Insurance Trust, Duff & Phelps Select MLP and Midstream Energy Fund Inc., Virtus Total Return Fund Inc., Virtus Global Dividend and Income Fund, Inc. and Virtus Global Multi-Sector Income Fund (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Virtus Alternative Solutions Trust entered into a Foreign Custody Manager Agreement dated as of March 21, 2014, as amended (the “FCM Agreement”) relating to BNY Mellon’s provision of foreign custody services.

B.	A Joinder to Foreign Custody Manager Agreement was entered into among the parties on December 1, 2018 and effective as of September 11, 2017 for the purpose of adding certain Funds.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Article VI Section 3 of the FCM Agreement is hereby amended by deleting the address “100 Pearl Street, Hartford, Connecticut 06103” and replacing it with “One Financial Plaza, Hartford, Connecticut 06103.”

2.	Annex I to the FCM Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

3.       Miscellaneous.

(a)	Capitalized terms not defined in this Agreement shall have the same meanings as set forth in the FCM Agreement. In the event of a conflict between the terms hereof and the FCM Agreement this Agreement shall control.

(b)	As hereby amended and supplemented, the FCM Agreement shall remain in full force and effect.

EXECUTION

(c)	The FCM Agreement, as supplemented hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(e)	This Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows]

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below on the date and year first above written.

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VIRTUS EQUITY TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS ASSET TRUST

VIRTUS RETIREMENT TRUST

VIRTUS VARIABLE INSURANCE TRUST

DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC.

VIRTUS TOTAL RETURN FUND INC.

VIRTUS GLOBAL DIVIDEND AND INCOME FUND, INC.

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

By: _____________    ________________

Name:_____________________________

Title: _____________ ________________

THE BANK OF NEW YORK MELLON

By:________________________________

Name: _____________________________

Title: ______________________________

EXECUTION

ANNEX I

THIS ANNEX I, dated as of March 8, 2019, is the Annex I to that certain Foreign Custody Manager Agreement dated as of March 21, 2014, as amended, between each investment company on Annex I and The Bank of New York Mellon.

List of Funds and Series123

Fund: VIRTUS ALTERNATIVE SOLUTIONS TRUST

Series:

Virtus Aviva Multi-Strategy Target Return Fund

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

Virtus Newfleet Credit Opportunities Fund

Fund: VIRTUS EQUITY TRUST

Series:

Virtus KAR Capital Growth Fund1

Virtus KAR Global Quality Dividend Fund1

Virtus KAR Mid-Cap Core Fund1

Virtus KAR Mid-Cap Growth Fund1

Virtus KAR Small-Cap Core Fund1

Virtus KAR Small-Cap Growth Fund1

Virtus KAR Small-Cap Value Fund1

Virtus KAR Small-Mid Cap Core Fund

Virtus Rampart Enhanced Core Equity Fund2

Virtus SGA Global Growth Fund[4]

Virtus Tactical Allocation Fund1

Fund: VIRTUS OPPORTUNITIES TRUST

Series:

Virtus Duff & Phelps Global Infrastructure Fund1

Virtus Duff & Phelps Global Real Estate Securities Fund1

Virtus Duff & Phelps International Real Estate Securities Fund1

Virtus Duff & Phelps Real Estate Securities Fund1

Virtus Herzfeld Fund1

Virtus Horizon Wealth Masters Fund1

Virtus KAR Emerging Markets Small-Cap Fund1

1 As of conversion September 11, 2017

2 As of conversion September 25, 2017

3 As of conversion October 9, 2017

4 Effective on or about May 3, 2019

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Virtus KAR International Small-Cap Fund1

Virtus Newfleet Bond Fund2

Virtus Newfleet CA Tax-Exempt Bond Fund2

Virtus Newfleet High Yield Fund2

Virtus Newfleet Low Duration Income Fund2

Virtus Newfleet Multi-Sector Intermediate Bond Fund2

Virtus Newfleet Multi-Sector Short Term Bond Fund2

Virtus Newfleet Senior Floating Rate Fund2

Virtus Newfleet Tax-Exempt Bond Fund2

Virtus Rampart Alternatives Diversifier Fund (formerly, Virtus Alternatives Diversifier Fund)1

Virtus Rampart Equity Trend Fund (formerly, Virtus Equity Trend Fund)1

Virtus Rampart Multi-Asset Trend Fund (formerly, Virtus Multi-Asset Trend Fund)1

Virtus Rampart Sector Trend Fund (formerly, Virtus Sector Trend Fund)1

Virtus Vontobel Emerging Markets Opportunities Fund2

Virtus Vontobel Foreign Opportunities Fund2

Virtus Vontobel Global Opportunities Fund2

Virtus Vontobel Greater European Opportunities Fund2

Fund: VIRTUS ASSET TRUST

Series:

Virtus Ceredex Large-Cap Value Equity Fund3

Virtus Ceredex Mid-Cap Value Equity Fund3

Virtus Ceredex Small-Cap Value Equity Fund3

Virtus Seix Core Bond Fund3

Virtus Seix Corporate Bond Fund3

Virtus Seix Floating Rate High Income Fund3

Virtus Seix Georgia Tax-Exempt Bond Fund3

Virtus Seix High Grade Municipal Bond Fund3

Virtus Seix High Income Fund3

Virtus Seix High Yield Fund3

Virtus Seix Investment Grade Tax-Exempt Bond Fund3

Virtus Seix North Carolina Tax-Exempt Bond Fund3

Virtus Seix Short-Term Bond Fund3

Virtus Seix Short-Term Municipal Bond Fund3

Virtus Seix Total Return Bond Fund3

Virtus Seix U.S. Mortgage Fund3

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund3

Virtus Seix Ultra-Short Bond Fund3

Virtus Seix Virginia Intermediate Municipal Bond Fund3

Virtus Silvant Large-Cap Growth Stock Fund3

Virtus Silvant Small-Cap Growth Stock Fund3

Virtus Zevenbergen Innovative Growth Stock Fund3

Virtus WCM International Equity Fund3

EXECUTION

Fund: VIRTUS RETIREMENT TRUST

Series:

None

Fund: VIRTUS VARIABLE INSURANCE TRUST

Series:

Virtus Duff & Phelps International Series1

Virtus Duff & Phelps Real Estate Securities Series1

Virtus KAR Capital Growth Series1

Virtus KAR Small-Cap Growth Series1

Virtus KAR Small-Cap Value Series1

Virtus Newfleet Multi-Sector Intermediate Bond Series2

Virtus Rampart Enhanced Core Equity Series2

Virtus Strategic Allocation Series1

Fund:	DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC. (formerly, Duff & Phelps Select Energy MLP Fund Inc.)

Fund:	VIRTUS TOTAL RETURN FUND INC.

Fund:	VIRTUS GLOBAL DIVIDEND AND INCOME FUND, INC.

Fund:	VIRTUS GLOBAL MULTI-SECTOR INCOME FUND